UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 9, 2026

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	41-2324812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza,
1 Liberty Street, Floor 3, Suite 305-306
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On January 11, 2026, Bakkt Opco Holdings, LLC (“Opco”), a Delaware limited liability company and wholly owned subsidiary of Bakkt Holdings, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among Opco, the Company, Distributed Technologies Research Global Ltd., a private limited company incorporated in Cyprus (“DTR”), and Akshay Naheta (Mr. Naheta or the “Seller”). Mr. Naheta is Chief Executive Officer, President and a member of the Board of Directors (the “Board”) of the Company. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Company will acquire DTR by issuing to the DTR Holders (as defined below) an aggregate number of shares of its Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), equal to 31.5% (the “Seller Allocation Percentage”) of the aggregate number of shares of the Company’s Class A Common Stock that are issued and outstanding immediately prior to the Closing (as defined below), plus the aggregate number of shares of the Company’s capital stock issuable upon full exercise or conversion of any options, warrants or other convertible derivative securities that are outstanding immediately prior to the Closing, on an as-converted basis, but excluding any warrants to purchase shares of the Class A Common Stock (such number of shares, the “Consideration Shares”) to the Seller and other beneficial owners of DTR shares (the “DTR Holders,” and such acquisition, the “Acquisition” and the Acquisition together with the transactions contemplated by the Purchase Agreement, including the issuance of the Consideration Shares, the “Transactions).

The number of Consideration Shares issuable in the Acquisition (i) will be increased by a number of shares of Class A Common Stock equal to (x) the Seller Allocation Percentage multiplied by (y) the number of shares of Class A Common Stock that the Company issues upon the exercise or conversion of any warrants to purchase Class A Common Stock that are outstanding as of the date of the Purchase Agreement and (ii) will be reduced by a number of shares of Class A Common Stock equal to (x) the aggregate amount of any indebtedness of DTR (including the aggregate amount of shareholder loans anticipated to be extended to DTR by the Seller or its affiliates) and any transaction expenses that DTR or Mr. Naheta incur that are in excess of the $1.5 million of transaction expenses that the Company agreed to reimburse under the Purchase Agreement divided by (y) the volume-weighted average trading price for a share of Class A Common Stock measured over the 20 consecutive trading day period ending on and including the day immediately prior to the date of the closing of the Transactions (the “Closing”).

A Special Committee of the Board, composed entirely of independent and disinterested directors (the “Special Committee”), was formed and granted full authority to review, negotiate, and approve the terms of the Transactions on behalf of the Company. After evaluating the Transactions, the Special Committee unanimously determined that the Transactions were fair to, and in the best interests of, the Company and its stockholders (excluding Mr. Naheta and his affiliates), approved the Transactions, and recommended that the full Board (excluding Mr. Naheta from such consideration) approve the Transactions.

Following the Special Committee’s approval, the Board (excluding Mr. Naheta from such consideration) approved the Transactions and determined to submit the Acquisition to the Company’s stockholders for approval. The Seller, Mr. Naheta, is a member of the Board, and recused himself from consideration and deliberation with respect to the Transactions and abstained from the vote.

The completion of the Acquisition is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) receipt of approval from the Company’s stockholders, (2) receipt of certain regulatory approvals and (3) the absence of any order or law prohibiting consummation of the Transactions. The obligation of each party to consummate the Transactions is also conditioned on the other party having performed in all material respects its obligations under the Purchase Agreement and the other party’s representations and warranties in the Purchase Agreement being true and correct (subject to certain materiality qualifiers).

The Purchase Agreement contains customary representations and warranties of the Company and the Seller relating to their respective businesses and financial statements, in each case generally subject to customary qualifiers. Additionally, the Purchase Agreement provides for customary pre-closing covenants of the Company, DTR and the Seller, including covenants of the Company and DTR to conduct its business in the ordinary course, subject to certain exceptions, and to refrain from taking certain actions without the other party’s consent. The Company, DTR and the Seller also agreed to use their respective reasonable best efforts to cause the Transactions to be consummated. The

Company is also subject to a covenant prohibiting the Board from changing its recommendation of the Transactions (a “Parent Board Recommendation Change”) except in connection with an Intervening Event or in order to accept a Parent Superior Proposal (each as defined in the Purchase Agreement), in each case, subject to a number of conditions and a formal process.

The Purchase Agreement contains termination rights for each of the Company, DTR and the Seller, including, among others, (1) if the consummation of the Transactions does not occur on or before July 10, 2026, as may be automatically extended to October 8, 2026 to the extent that all closing conditions other than regulatory-related conditions have been satisfied as of the former date and, subject to certain conditions, (2) if the Company is unable to receive stockholder approval at the Company’s stockholder meeting, (3) by DTR, in the event of a breach of the Purchase Agreement by the Company that would cause a failure of a closing condition, (4) by the Company, in the event of a breach of the Purchase Agreement by DTR or the Seller that would cause a failure of a closing condition, (5) by DTR, in the event of a Parent Board Recommendation Change, (6) by Seller, at any time prior to the Closing, if (x) the Company terminates Seller’s employment under the Seller Employment Agreement (as defined in the Purchase Agreement), other than for Cause (as defined in the Seller Employment Agreement), or (y) Seller terminates Seller’s employment under the Seller Employment Agreement for Good Reason (as defined in the Seller Employment Agreement), and (7) by the Company, at any time prior to the Closing, if (i) the Company terminates Seller’s employment under the Seller Employment Agreement for Cause, or (ii) Seller terminates Seller’s employment under the Seller Employment Agreement other than for Good Reason. In the event of termination by DTR due to a Parent Board Recommendation Change, a $4.815 million termination fee will be payable by the Company to DTR, in cash or Class A Common Stock, at the Company’s election.

The Purchase Agreement provides that, during the period from the date of the Purchase Agreement until the Closing or the earlier termination of the Purchase Agreement, the Seller is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, provide non-public information to third parties and engage in negotiations with third parties regarding alternative acquisition proposals, subject to exceptions.

In connection with the Purchase Agreement: (i) the Seller entered into a non-competition agreement (the “Non-Competition Agreement”) with the Company, (ii) each current DTR Holder entered into a joinder agreement with Opco, the Company, DTR and the Seller (each, a “Joinder Agreement”), (iii) each current DTR Holder, the Company, Mr. Naheta and Intercontinental Exchange Holdings, Inc. (“ICE”) entered into an amended and restated registration rights agreement (the “Amended and Restated RRA”), and (iv) each of the Company’s directors, executive officers and certain stockholders holding more than five percent of the Company’s voting securities (collectively, the “Voting and Support Parties”) executed a voting and support agreement (the “Voting and Support Agreement”) with the Company and DTR.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Opco, DTR or the Seller. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Non-Competition Agreement

Pursuant to the Non-Competition Agreement, Mr. Naheta has agreed, effective at the Closing, to not, without the prior written consent of the Company, compete with the business, activities, products or services conducted, authorized, offered, or provided by the Company or any of its subsidiaries in the United States, or any other jurisdiction where the Company conducts business as of the Closing during a period beginning on the date of the Closing and ending on the first anniversary of the Closing (the “Restricted Period”), or, upon exercise by the Company, in the Company’s sole discretion, a later date that is on or prior to the second anniversary of the Closing (such period, the “Extension Period”). If (i) Mr. Naheta’s employment is terminated with the Company or any subsidiary or affiliate thereof, regardless of whether the Company or Mr. Naheta initiated the termination of employment, and (ii) the Company has elected to extend the Restricted Period into the Extension Period, then after the first anniversary of the Closing, the Company shall pay to Mr. Naheta monthly compensation for each month of the Extension Period in an amount equal to 100% of Mr. Naheta’s average monthly base salary from the Company during the twelve months immediately preceding such termination.

Amended and Restated Registration Rights Agreement

The Amended and Restated RRA, which will be effective at the Closing, amends and restates that certain Registration Rights Agreement dated as of October 15, 2021 (the “Prior RRA”), pursuant to which the Company granted ICE and the other holders party thereto certain registration rights with respect to certain securities of the Company. Under the terms of the Amended and Restated RRA, the Company agreed, among other things, to register for resale (a) any Class A Common Stock currently owned by ICE or that may be issued upon exercise of any warrants currently owned by ICE, (b) the Consideration Shares, and (c) any other equity securities of the Company issued or issuable to any stockholder with respect to any such share of Class A Common Stock referred to in clauses (a) and (b) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”). Under the terms of the Amended and Restated RRA, the Company has agreed to prepare and file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the Registrable Securities within five business days after the date of the Closing. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities. Furthermore, under the Amended and Restated RRA, the holders of the Registrable Securities have certain customary underwritten offering demand rights and piggyback registration rights. The Company has granted certain customary piggyback registration rights and indemnification rights in connection with such registration of Registrable Securities.

Voting and Support Agreement

Pursuant to the Voting and Support Agreement, the Voting and Support Parties agreed to vote their shares of the Company’s common stock and preferred stock (including those owned beneficially) (collectively, the “Subject Shares”), in favor of the Transactions. The Voting and Support Agreement also contains restrictions on transfer of Subject Shares held by the Voting and Support Parties. The Voting and Support Agreement will automatically terminate upon the earliest to occur of (a) the Closing, (b) the termination of the Purchase Agreement in accordance with its terms, (c) any Parent Board Recommendation Change or (d) any amendment or modification of any provision of the Purchase Agreement that increases the amount or changes the form of consideration in any material respect. The Voting and Support Parties together beneficially own shares the Company’s common stock representing approximately 36.1% of the Company’s outstanding shares of common stock.

The foregoing descriptions of the Purchase Agreement, the Non-Competition Agreement, the Amended and Restated RRA and the Voting and Support Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the Purchase Agreement, the parties to the Purchase Agreement agreed that, effective as of, and conditioned upon, the Closing, the Cooperation Agreement, dated as of March 19, 2025, as amended by that certain Amendment to the Cooperation Agreement, dated as of June 3, 2025 (as amended, the “Cooperation Agreement”), by and between the Company and the Seller shall automatically terminate in its entirety without any further action by any party thereto. From and after the Closing, no party to the Cooperation Agreement shall have any further rights or obligations thereunder, and the Cooperation Agreement shall be of no further force or effect.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The securities of the Company to be issued, if any, as described herein will be issued without registration pursuant to the exemption provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained above in Item 1.01 under the subheading “Non-Competition Agreement” is hereby incorporated by reference into this Item 5.02.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Following the automatic conversion of all outstanding shares of Series A Non-Voting Convertible Preferred Stock (the “Series A Non-Voting Convertible Preferred Stock”) of the Company into shares of Class A common stock, par value $0.0001 per share, of the Company at 11:59 p.m. Eastern time on December 3, 2025, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware on January 9, 2026. Effective upon filing, the Certificate of Elimination eliminated from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to the Series A Non-Voting Convertible Preferred Stock. The foregoing description of the Certificate of Elimination is not complete and is qualified in its entirety by reference to the complete text of the Certificate of Elimination, which is filed as Exhibit 3.1 hereto and incorporated by reference in this Item 5.03.

On January 9, 2026, the Board approved a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) to change the name of the Company to “Bakkt, Inc.” (the “Name Change”). The Name Change and the Certificate of Amendment will be effective as of 12:01 a.m. Eastern Time on January 22, 2026. Pursuant to Delaware law, a stockholder vote was not necessary to effectuate the Name Change and the Name Change does not affect the rights of the Company’s stockholders.

On January 12, 2026, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware. The foregoing description of the Certificate of Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.2 hereto and incorporated by reference in this Item 5.03.

In connection with the Name Change, on January 9, 2026, the Board also approved an amendment and restatement of the By-Laws of the Company (the “Amended and Restated By-Laws”). The Amended and Restated By-Laws will be effective as of 12:01 a.m. Eastern Time on January 22, 2026. The changes in the By-Laws solely reflect the Name Change. The foregoing description of the By-Laws does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.3 hereto and incorporated by reference in this Item 5.03.

Item 7.01	Regulation FD Disclosure

On January 12, 2026, the Company issued a press release announcing the Transactions and Name Change. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such statements include, but are not limited to, statements regarding the Company’s expectations regarding the expected timing of the Transactions, the ability of the parties to complete the Transactions, the Company’s plans, objectives, expectations and intentions with respect to future operations, products, services, post-closing commercial arrangements, and the timing and amounts of consideration that the Company may pay in the Transactions. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond the Company’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this Current Report on Form 8-K. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: the Company’s ability to grow and manage growth profitably; whether the Company will be able to successfully integrate its operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom; the regulatory environment for crypto currencies and digital stablecoin payments; changes in the Company’s business strategy, including its adoption of a digital asset treasury strategy; the price of digital assets; risks associated with owning digital assets, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual, form and decentralized network; the fluctuation of the Company’s operating results, including because the Company may be required to account for its digital assets at fair value; the Company’s ability to time the price of its purchase of digital assets pursuant to its strategy; the impact of the market value of digital assets on the Company’s ability to satisfy its financial obligations, including any debt financings; unrealized fair value gains on its digital asset holdings subjecting the Company to the corporate alternative minimum tax; legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets the Company holds as a security causing the Company to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940; competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin; enhanced regulatory oversight as a result of the Company’s treasury strategy; the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets; the concentration of the Company’s expected digital asset holdings relative to non-digital assets; the inability to use the Company’s digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual form and decentralized network; the Company or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to its digital assets; the loss of access to or theft or data loss of the Company’s digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions; if the Company elects to hold its digital assets through a third-party custodian, the loss of direct control over its digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of its digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are comprised, including as a result of a cyber-attack; the Company not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers; the non-performance, breach of contract or other violations by counterparties assisting the Company in effecting its treasury strategy; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that the Company targets; volatility and disruptions in the crypto, digital payments and stablecoin markets that subject the Company to additional risks, including the risk that banks may not provide banking services to the Company and market sentiments regarding crypto currencies, digital payments and stablecoins; the possibility that the Company may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors; the Company’s ability to launch new services and products, including with its expected commercial partners, or to profitably expand into new markets and services; the Company’s ability to execute its growth strategies, including identifying and executing acquisitions and divestitures and the Company’s initiatives to add new clients; the Company’s ability to reach definitive agreements with its expected commercial counterparties; the Company’s failure to comply with extensive government regulations, oversight, licensure and appraisals; uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and crypto; the Company’s ability to establish and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security; the impact of any goodwill or other intangible assets impairments on the Company’s operating results; the Company’s ability to maintain the listing of its securities on the New York Stock Exchange; and other risks and uncertainties indicated in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2024 and its quarterly reports on Form 10-Q for the quarter ended March 31, 2025, the quarter ended June 30, 2025 and the quarter ended September 30, 2025, the risks regarding the Company’s adoption of its investment policy set forth in Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 10, 2025, and the risks regarding the Company’s adoption of its Treasury Strategy set forth in Exhibit 99.1 to its Current Report on Form 8-K, dated as of the date hereof.

You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this Current Report on Form 8-K. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events.

IMPORTANT INFORMATION FOR STOCKHOLDERS

The Company will file with the SEC, and mail to its stockholders, a proxy statement in connection with the proposed Transactions. This communication is not a substitute for the proxy statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the Transactions. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov.

The Company, DTR and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the proposed Transactions under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 28, 2025, including under the headings entitled “Leadership and Corporate Governance,” “Director Nominees and Continuing Directors,” “Information on Board of Directors and Corporate Governance,” “Director Compensation,” “Proposal No, 1: Election of Class I Directors,” “Proposal No. 2: Approval of Amendment to 2021 Omnibus Incentive Plan to Increase the Number of Authorized Shares of Class A Common Stock Issuable Thereunder,” “Proposal No. 5: Advisory Vote on the Compensation of our Named Executive Officers,” “Proposal No. 6: Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of our Named Executive Officers,” “Executive Officers,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners, Directors and Management,” and “Related Person Transactions,” in the Form 3 and Form 4 statements of beneficial ownership and statements of changes of beneficial ownership filed with the SEC by the Company’s directors and executive officers, and under the heading entitled “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2025, August 12, 2025, September 22, 2025, October 21, 2025, October 31, 2025, November 3, 2025, November 7, 2025 and November 14, 2025.

This Current Report on Form 8-K shall not constitute a solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed Transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company resulting from the proposed Transactions, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Non-Voting Convertible Preferred Stock, dated January 9, 2026.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, effective as of January 22, 2026.

3.3	Amended and Restated By-Laws of the Company, effective as of January 22, 2026.

10.1*	Share Purchase Agreement, dated as of January 11, 2026, by and among Bakkt Opco Holdings, LLC, the Company, Distributed Technologies Research Global Ltd. and Akshay Naheta.

10.2	Non-Competition Agreement, dated as of January 11, 2026, by and among the Company and Akshay Naheta.

10.3*	Voting and Support Agreement, dated as of January 11, 2026, by and among the Company, DTR and the persons set forth on the signature page(s) thereto.

10.4*	Amended and Restated Registration Rights Agreement, dated as of January 11, 2026, by and among the Company, and each of the other parties named therein.

99.1	Press Release dated January 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules, annexes, appendices, and exhibits to the Securities and Exchange Commission or its staff upon its request. Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAKKT HOLDINGS, INC.

By:	/s/ Marc D’Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary

Dated: January 12, 2026